As filed with the Securities and Exchange Commission on February 27, 2008.

Registration No. 333-145273

U.S. SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

___________________________________

Post-Effective Amendment No. 1

To

Form F-10

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

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CANETIC RESOURCES TRUST

(Exact name of Registrant as specified in its charter)

Alberta (Province or other Jurisdiction of Incorporation or Organization)	1311 (Primary Standard Industrial Classification Code Number)	N/A (I.R.S. Employer Identification Number, if any)

2200, 425 1st Street, S.W.

Calgary, Alberta

Canada T2P 3L8

(403) 777-2500

(Address and telephone number of Registrant’s principal executive offices)

DL Services Inc.

1420 Fifth Avenue, Suite 3400

Seattle, WA 98101

(206) 903-5448

(Name, address (including zip code) and telephone number (including area code) of agent for service in the United States)

___________________________________

Copies to:

Daniel M. Miller Dorsey & Whitney LLP Suite 1605 777 Dunsmuir Street P.O. Box 10444, Pacific Centre Vancouver, B.C. Canada V7Y 1K4	Keith Luft Senior Vice President, General Counsel and Stakeholder Relations Penn West Energy Trust 2200, 425 1st Street, S.W. Calgary, Alberta Canada T2P 3L8	Allan R. Twa Jeffrey T. Oke Burnet, Duckworth & Palmer LLP 1400, 350-7th Avenue S.W. Calgary, Alberta. Canada T2P 3N9

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Approximate date of commencement of proposed sale to the public:

Not Applicable.

Province of Alberta, Canada

(Principal jurisdiction regulating this offering)

___________________________________

It is proposed that this filing shall become effective (check appropriate box below):

A.	upon filing with the Commission, pursuant to Rule 467(a) (if in connection with an offering being made contemporaneously in the United States and Canada).
B.	at some future date (check appropriate box below)
1.	pursuant to Rule 467(b) on ( ) at ( ) (designate a time not sooner than seven calendar days after filing).
2.

  pursuant to Rule 467(b) on (   ) at (   ) (designate a time seven calendar days or sooner after filing) because the securities regulatory authority in the review jurisdiction has issued a receipt or notification of clearance on (   ).

3.

   pursuant to Rule 467(b) as soon as practicable after notification of the Commission by the Registrant or the Canadian securities regulatory authority of the review jurisdiction that a receipt or notification of clearance has been issued with respect hereto.

4.	after the filing of the next amendment to this Form (if preliminary material is being filed).

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to the home jurisdiction’s shelf prospectus offering procedures, check the following box.

DEREGISTRATION OF SECURITIES

On August 9, 2007, Canetic Resources Trust filed a registration statement on Form F-10 (File No. 333-145273), as amended on August 21, 2007, registering the sale by Canetic from time to time of up to an aggregate US$750,000,000 of trust units and subscription receipts of Canetic. On January 11, 2008, all of the outstanding trust units of Canetic were acquired by Penn West Energy Trust.

As Canetic will cease to be a reporting issuer in connection with its merger with Penn West Energy Trust, Canetic hereby de-registers any and all of its securities registered under such registration statement that have not been issued.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-10 and has duly caused this post-effective amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Calgary, Alberta, Canada on this 20th day of February, 2008.

CANETIC RESOURCES TRUST

By its administrator, Penn West Petroleum Ltd.

By:   /s/ William E. Andrew

Name:	William E. Andrew
Title:	Chief Executive Officer and Director

Pursuant to the requirements of the Securities Act of 1933, this post-effective amendment to the Registration Statement has been signed by the following persons in the capacities indicated on February 20, 2008

Signature	Title

/s/ William E. Andrew _________________________ William E. Andrew	Chief Executive Officer and Director (Principal Executive Officer)

/s/ Todd H. Takeyasu _________________________ Todd H. Takeyasu	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

/s/ John A. Brussa _________________________ John A. Brussa	Chairman of the Board of Directors

/s/ Jack C. Lee _________________________ Jack C. Lee	Vice-Chairman of the Board of Directors

/s/ James E. Allard _________________________ James E. Allard	Director

/s/ Robert G. Brawn _________________________ Robert G. Brawn	Director

/s/ George H. Brookman _________________________ George H. Brookman	Director

/s/ Daryl Gilbert _________________________ Daryl Gilbert	Director

/s/ Shirley A. McClellan _________________________ Shirley A. McClellan	Director

/s/ Thomas E. Phillips _________________________ Thomas E. Phillips	Director

/s/ Frank Potter _________________________ Frank Potter	Director

/s/ R. Gregory Rich _________________________ R. Gregory Rich	Director

/s/ James C. Smith _________________________ James C. Smith	Director

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, as amended, the undersigned has signed this post-effective amendment to the Registration Statement, solely in its capacity as the duly authorized representative of Canetic Resources Trust in the United States, on February 25, 2008.

Puglisi & Associates

/s/ Gregory F. Lavelle

Name:	Gregory G. Lavelle
Title:	Managing Director